UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016 (May 18, 2016)
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas (Address of principal executive offices)		75201-1507 (Zip code)
(214) 871-3555
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
eck the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2016, Larry R. Baldwin was appointed as a director of Holly Logistic Services, L.L.C.
(the “Company”), effective as of May 20, 2016. The Company is the ultimate general partner of Holly Energy Partners, L.P. (the “Partnership”).  The number of directors of the Company was increased by one to accommodate Mr. Baldwin’s appointment.
Mr. Baldwin, 63, was employed for 41 years as an auditor by Deloitte LLP and predecessor firms, including 31 years as a partner, prior to retiring from such position in May 2015. While he was a partner at Deloitte LLP, Mr. Baldwin held a number of practice management positions. Mr. Baldwin brings to the Board of Directors of the Company his audit, accounting and financial reporting expertise, which also qualify him as an audit committee financial expert. Due to his audit and practice management experience with Deloitte LLP, Mr. Baldwin possesses business, industry and management expertise that provide valuable insight to the Board and the management of the Company.
On May 19, 2016, the Board appointed Mr. Baldwin to the Audit Committee of the Board and designated him as an audit committee financial expert.
Mr. Baldwin will receive director compensation as approved annually by the Board for all non-management directors. There are no arrangements or understandings between Mr. Baldwin and any other person pursuant to which Mr. Baldwin was selected as a director. Mr. Baldwin does not have any family relationship with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Baldwin has an interest requiring disclosure under item 404(a) of Regulation S-K.
As a result of the appointment of Mr. Baldwin as a director of the Company, effective as of May 20, 2016, the members of the Company’s Board of Directors are Matthew P. Clifton, Larry R. Baldwin, George J. Damiris, Charles M. Darling, IV, William J. Gray, Michael C. Jennings, Jerry W. Pinkerton, P. Dean Ridenour, William P. Stengel and James G. Townsend.
Also on May 18, 2016, the Company announced that, as a result of the recent growth of the Partnership, Mr. Robert Jamieson, Vice President, Pipeline Operations, effective as of such date, reports directly to Mr. Mark A. Plake, the President of the Company. Mr. Jamieson will continue to oversee the operations of the Partnership’s assets. The Company also announced that effective May 18, 2016, Mr. Mark T. Cunningham, currently Senior Vice President, Operations of the Company, will move from an operations role to an engineering and technical services role and will focus his time on the Partnership’s growth efforts and project management systems, while continuing to oversee the Partnership’s regulatory, environmental, health and safety and asset integrity programs. Mr. Cunningham will continue to report to Mr. Plake.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Vice President and Chief Financial Officer

Date: May 20, 2016